Exhibit 10.8

Exclusive Option and Equity Custody Agreement

Party A

Zhixuan International Management Consulting (Shenzhen) Co., Ltd.

Party B

Shenzhen Huiye Tianze Investment Holding Co., Ltd.

Party C

Shareholders of Huiye Tianze as listed in Annex I hereto

June 6, 2019

Exclusive Option and Equity Custody Agreement

This Exclusive Option and Equity Custody Agreement (“Agreement”) is entered into by and among the parties set out as follows on Jun. 6, 2019 (“Effective Date”):

Party C1: SHENZHEN HUIDECHENG INVESTMENT DEVELOPMENT LIMITED PARTNERSHIP, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 914403003194841583, having its registered address at Room 501, Building 4, Yuehai Industrial Village (Shenzhen Animation Park), Yuehai Road, Nanshan District, Shenzhen

Party C2: XIAMEN SIYUAN INVESTMENT MANAGEMENT CO., LTD., a limited liability company incorporated and validly existing under the PRC laws with uniform social credit code 913502030793662583, having its registered address at Area B, Room 365, 859 West Lianqian Road, Siming District, Xiamen

Party C3: FOCUS TECHNOLOGY CO., LTD., a limited liability company incorporated and validly existing under the PRC laws with uniform social credit code 91320191250002463L, having its registered address at 12F, Block A, Xinghuo Road Software Building, Nanjing High-tech Development Zone

Party C4: SHENZHEN HUIDELI CONSULTING MANAGEMENT PARTNERSHIP (LIMITED), a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 91440300MA5DF65AX2, having its registered address at Room 201, Building A, No. 1, Qianwan 1st Road, Qianhai-Shenzhen-Hong Kong Corporation Zone, Shenzhen, China (in Shenzhen Qianhai Business Scretary Co., Ltd.)

Party C5: JIAXING WEIRONG INVESTMENT MANAGEMENT PARTNERSHIP (LIMITED), a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 91330402MA28A65U6D, having its registered address at Room 573-164, Floor 5, Building 2, Lianchuang Building, 883 Guangyi Road, Jiaxing City, Zhejiang Province

Party C6: SHENZHEN CHUANG DONG FANG CHANGLE INVESTMENT LLP, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 914403003197715019, having its registered address at Room 1209, West Block, Zhuzilin Qiushi Building, Middle Shennan Road, Xiangmihu Street, Futian District, Shenzhen

Party C7: SHENZHEN CHUANG DONG FANG INTERNET FINANCING INVESTMENT LLP, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 91440300088426670Y, having its registered address at Room 1209, West Block, Zhuzilin Qiushi Building, Middle Shennan Road, Futian District, Shenzhen, China

Party C8: SHENZHEN CHUANG DONG FANG CHANGRUN INVESTMENT LLP, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 91440300311980210A, having its registered address at Room 1209, West Block, Zhuzilin Qiushi Building, Middle Shennan Road, Xiangmihu Street, Futian District, Shenzhen, China

Party C9: BEIJING KOALA KUNLVE INTERNET INDUSTIAL INVESTMENT FUND LLP, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 91110000357933639B, having its registered address at Room 1115, Floor 11, Block D1, No. 1, Zhongguancun, Beiqing Road, Haidian District, Beijing

Party C10: SHENZHEN DACHEN CHUANGKUN INVESTMENT LIMITED ENTERPRISE, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 91440300359772736N, having its registered address at Floor 23, East Zone, Special Area Newspapers Building, 6008 Shennan Avenue, Lianhua Street, Futian District, Shenzhen

Party C11: XINYU DONG GUANG YUAN INVESTMENT MANAGEMENT CENTER LLP, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 91360502MA368GQE54, having its registered address at Room 801, New Economic Building, 21 Kangtai Road, Yushui District, Xinyu City, Jiangxi Province

Party C12: SHENZHEN CHUANG DONG FANG CHANGCHEN INVESTMENT LLP, a limited partnership incorporated and validly existing under the PRC laws with uniform social credit code 914403000886163784, having its registered address at Room 1209, West Block, Zhuzilin Qiushi Building, Middle Shennan Road, Futian District, Shenzhen, China

(Party C1, Party C2, Party C3, Party C4, Party C5, Party C6, Party C7, Party C8, Party C9, Party C10, Party C11 and Party C12 are collectively referred to as the “Shareholders of Huiye Tianze” or “Party C”)

(Party A, Party B and Party C are referred to individually as a “Party” and collectively as the “Parties.”)

WHEREAS:

1.	Party C holds 100% equity on the date of execution of this Agreement, and its Contribution in Registered Capital of Party B and Shareholding Percentage are incorporated into Annex I.

2.

Party A, Party B and/or Party C has executed this Agreement, Exclusive Business Cooperation Agreement, Equity Pledge Agreement and Power of Attorney (collectively referred to as “Series of Cooperation Agreements”) on the same date of the execution of this Agreement.

3.

Party C agrees that Party A or the third party designated by Party A shall be granted the Exclusive Option (as defined in Article 1) exclusively, irrevocably and for free. Party C further agrees that the power to manage all equity held by Party C in Party B shall be delegated to Party A or the third party designated by Party A irrevocably, in one time and for free. The “Third Party” referred to herein includes individual, company, joint venture, partnership, corporation, trust or other non-corporate organizations.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Exclusive Option

1.1

The parties agree that Party B and Party C shall authorize Party A or the third party designated by Party A the Exclusive Option to Underlying equity and/or Underlying Assets (as defined below) (“Exclusive Option”) exclusively, irrevocably and for free, which is valid from Effective Date until the Underlying equity and/or Underlying Assets are full transferred to and registered in the name of Party A or the third party designated by Party A (“Exercise Term”). Party A or the third party designated by Party A may, to the extent permitted by then current laws, regulations and industrial policies in China, purchase at its own discretion all or part of equity (“Underlying equity”) held by Party C in Party B at Exercise Price (as defined below) and/or purchase all or part of business/assets (“Underlying Assets”) of Party B.

1.2

During Exercise Term, Party A has the right, to the extent permitted by then current PRC laws, regulations and industrial policies, to request Party C and/or Party B at any time to have all or part of Underlying equity and/or Underlying Assets transferred at Exercise Price to Party A or the third party designated by Party A.

1.3

The parties hereto agree that to the extent permitted by then PRC current laws, regulations and industrial industries, Party A or the third party designated by Party A may decide, at its own discretion and at any time during Exercise Term, to exercise Exclusive Option, or to fully or partially exercise Exclusive Option for the purpose of acquiring all or part of Underlying Equity and/or Underlying Assets. Exercise of Exclusive Option is not subject to the limitations of frequency, method and time.

1.4	No other third party other than Party A or the third party designated by Party A shall be entitled to Exclusive option or any other right in respect of Underlying Equity and/or Underlying Assets.

1.5

Before the Underlying Equity and/or Underlying Assets are transferred to Party A or the third party designated by Party A under this Agreement, Party C and Party B shall not transfer, pledge to or engage any other third party to manage or otherwise dispose of the Underlying Equity and/or Underlying Assets, or the interests thereof (unless the Equity Custody under this Agreement, and the pledge completed under Equity Pledge Agreement between Party A, Party B and Party C prior to this Agreement), or execute with any other third party any agreement with the contents or nature the same as or similar to this Agreement without prior written content of Party A.

2.	Procedure

2.1

During Exercise Term, Party A may, to the extent permitted by then PRC current laws, regulations and industrial policies, give Party C and/or Party B Exercise Notice (“Exercise Notice”) where specifies the percentage of the Underlying equity or Underlying Assets to be transferred and name of the designated assigns (if any).

2.2	Within 15 days of receipt of Exercise Notice from Party A as required by Article 2.1 Party B and/or Party C shall:

2.2.1

At the request of Party A acquiring all or part of Underlying Equity, Party C shall enter into a Equity Transfer Agreement with Party A and/or the third party designated by Party A as required by Exercise Notice from Party A;

2.2.2

At the request of Party A acquiring all or part of Underlying Assets, Party B shall enter into an Assets Transfer Agreement with Party A and/or the third party designated by Party A as required by Exercise Notice from Party A;

2.2.3

At the request of Party A acquiring all or part of Underlying Equity, amend Articles of Association of Party B together with Party A and/or the third party designated by Party A in accordance with Equity Transfer Agreement;

2.2.4

Provide the waiver of pre-emption (if necessary), approve of the equity transfer under this Exercise and amendment to Articles of Association of Party B and/or approval of the resolutions in relation to assets transfer under this Exercise at general’s meeting and meeting of Board of Directors;

2.2.5

Confirm with Party A and/or the third party designated by Party A that Party B has submitted to applicable authorities the Equity Transfer Agreement, Amendment to Party B’s Articles of Association and declaration documents of equity transfer and/or documents related to assets transfer under this Exercise (if necessary), and completed change registration with applicable registration authority; and

2.2.6

Complete other procedures required by transfer of Underlying Equity and/or Underlying Assets, including but not limited to executing other necessary contracts, agreements or documents, obtaining all governmental approvals and contents and taking all actions required for this purpose, and without any security interest or limitations of rights, transferring valid ownership of Underlying Equity and/or Underlying Assets to Party A or the third party designated by Party A, and completing formalities of approval and registration, thus allowing Party A or the third party designated by Party A to be the legal owner of such Underlying Equity and/or Underlying Assets. For the purpose of this Agreement, “security interest” shall include security, charge, rights or interests of the third party, any equity option, pre-emption, right of set-off, ownership or other security arrangement, but for purposes of clarity, it shall not include any security interest accrued under any Equity Pledge Agreement executed between Party A, Party B and Party C on the date of execution of this Agreement.

2.3

Except Exercise Notice set forth in Article 2.1, Party A or the third party designated by Party A shall exercise Exclusive Option not subject to any prerequisite or incidental conditions or procedures.

3.	Exercise Price

3.1

The Exercise Price (“Exercise Price”) of all Underlying equity and/or Underlying Assets is RMB1 or the lowest price permitted by PRC laws and regulations when such Underlying equity and/or Underlying Assets are transferred; if Party A or the third party designated by Party A pays for all Underlying equity and/or Underlying Assets at a consideration in excess of RMB1, the excessive amount shall be returned to Party A by Party C. If Underlying equity and/or Underlying Assets are transferred on installments or in batches, the transfer price shall be determined by pro rata Underlying equity and/or Underlying Assets transferred of that batch.

3.2	Any taxes arising from transfer of Underlying equity and/or Underlying Assets shall be borne by each party as required by laws.

4.	Equity Custody

4.1

All parties agree that Party A hereby authorizes Party A or the third party designated by Party A to manage all equity Party C holds in Party B (“Equity Custody”) irrevocably, in one time and for free, from the Effective Date until Underlying equity and/or Underlying Assets are transferred to and registered in the name of Party A or the third party designated by Party A.

4.2	Party B and Party C hereby unconditionally, irrevocably and jointly and severally promise Party A and agree that during Exercise Term:

4.2.1

Party A or the third party designated by Party A shall act for and on behalf of Party C to exercise all shareholder’s rights to Party B, including but without limitations to (1) receiving any notice in relation to Party B’s shareholder’s meeting and resolution procedures and convening and attending shareholder’s meeting of Party B according to Party B’s Articles of Association; (2) making resolutions; (3) vote to the extent permitted by Power of Attorney executed between Party A and Party C in accordance with Articles of Association of Party B;

4.2.2

Party A or the third party designated by Party A has the exclusive right to nominate candidates for Directors and Supervisors of Party B; Party C shall elect/appoint candidates nominated by Party A or the third party designated by Party A as Directors and Supervisors of Party B;

4.2.3

Party A or the third party designated by Party A has the exclusive right to nominate candidates for General Manager and other senior management officers of Party B; Party B and Party C shall cause and appoint the candidates nominated by Party A or the third party designated by Party A as General Manager and other senior management officers of Party B;

4.2.4	Party B and Party C shall take all reasonable actions to maintain the effect of all licenses, permits, consents and other approvals required for ongoing business of Party B and its Affiliates;

4.2.5

Party B and Party C shall take all reasonable actions to prevent all or part of rights, assets or interests from being succeeded by, under the trusteeship of or assigned by any other party that is not Party A or third party designated by Party A;

4.2.6	Party B and Party C shall ensure that they shall not take any action by violating this Agreement or affecting the transaction under this Agreement; and

4.2.7

At reasonable request of Party A or the third party designated by Party A, Party B and Party C shall sign and seal all documents that shall be signed or sealed by Party B and Party C, and act and complete all things reasonably required by Party A or the third party designated by Party A for the completion of all arrangements and transactions under this Agreement.

5.	Confidentiality

5.1

For the purposes of this Agreement, the term “Confidential Information” includes but is not limited to all or any part of the contents or information contained in (1) any oral or written information obtained by Party C from Party A or Party B in connection with this Agreement; (2) any contracts, agreements, memos, schedules, drafts or records (including this Agreement) entered into among the Parties for the purposes hereof; (3) any information obtained by Party C from Party A or Party B which is not specified as public information when provided; and (4) all arrangements and transactions hereunder.

5.2	Party B and Party C shall not disclose any confidential information in any way to other third party that is not a party to this Agreement, unless obtained prior written consents of Party A.

5.3

Both Party B and Party C shall take necessary measures to ensure that the Confidential Information is disclosed to their staff, agents or consultants who need to know the same only, provided that such staff, agents or consultants shall be required to strictly observe this Article 8 and not to divulge the Confidential Information so disclosed to them to any third parties. Both Party B and Party C undertake to disclose or reveal the Confidential Information to their staff, agents or consultants only on a need-to-know basis.

5.4	The confidentiality obligations set out herein shall not apply to any Confidential Information that:

5.4.1	is publicly known prior to divulgement thereof (unless such information is divulged in a manner violating this Agreement);

5.4.2	is disclosed or divulged with prior written consent of Party A;

5.4.3

is disclosed in accordance with the mandatory requirements made by governmental authorities, stock exchanges, regulatory authorities or other authorities or set out in laws and statutes, provided, however, that in the case of governmental or other authorities, such disclosure requirements shall be made in an official written document, or Party C shall reject required disclosure and shall not disclose or divulge any Confidential Information; and

5.4.4

is required to be disclosed by any Party to its legal or financial advisor in respect of the transaction contemplated hereunder, provided, however, that such legal or financial advisor shall be bound by the confidentiality obligations which are similar to those set out in this Article.

5.5	In case of breach of this Article, Party C or Party B, as the case may be, shall indemnify and hold Party A harmless from and against the losses (if any) resulting from such breach.

6.	Undertakings of Party B

6.1	Party B hereby undertakes that it shall:

6.1.1

not be involved in any transaction or acts that could have material impact on Party B’s assets, business, rights or business management, or listed in any form of initial public offerings (IPO), backdoor listing and/or listing in the form of asset restructuring, unless obtained prior written consents of Party A;

6.1.2

not supplement, change or amend Articles of Association or relevant documents of Party B, or increase or decrease its registered capitals or otherwise change its equity ownership structure, unless obtained prior written consents of Party A;

6.1.3

maintain its corporate existence as per good financial and commercial standard and practice, prudently and effectively operate its business and handle its affairs. It shall also make every effort to obtain, maintain and update licenses and approvals needed by Party B’s operation, and ensure that such licenses and approvals shall not be cancelled, revoked or annulled, and cause business of Party B to comply with applicable laws, rules and regulations;

6.1.4	at request of Party A, provide all data in relation to Party B’s operation and financial status;

6.1.5	promptly inform Party A of any litigation, arbitration or administrative proceeding happened or to happen in respect of assets, business and incomes, or any potential material losses;

6.1.6

maintain ownership of Party B to all of its assets, execute all necessary or appropriate documents with prior written consents of Party A, take all actions and lodge complaints, or make a defense against all claims if necessary or appropriate;

6.1.7

not cause or allow increase of charge, lien or security on assets or rights of Party B (whether fixed or variable fees, charge or other securities), or make any act impairing value of Underlying Assets, unless obtained prior written consents of Party A;

6.1.8

not sell, rent, lend, transfer, assign, give, mortgage to any third party, or establish security interests or trusteeship for, or make external investment with, or otherwise dispose of Party B’s goodwill, assets or interests (including but not limited to fixed assets, real estate, intellectual property, right or interested to third party, qualifications, approvals, authorizations and consents in relation to business operation), unless obtained prior written consents of Party A;

6.1.9

not lend money or make any payments not required in normal business to any third party, or grant loans to or undertake any liabilities of third party, or provide security for any person, unless obtained prior written contents of Party A;

6.1.10

not execute any Material Contract (refers to a contract with amount of RMB3,000,000 or above), or enter into any contract, document or arrangement in respect of Party B’s business operation under non-general business, or make any material change to then current Material Contract, financing document, loan document or security arrangement (if any), unless obtained prior written contents of Party A;

6.1.11	not restructure without prior written consent of Party A; prior written consent of Party A shall be obtained if Party B needs to restructure;

6.1.12	not stop current operation or change main business activity without prior written consent of Party A;

6.1.13	not modify or alter any accounting policy adopted by Party B, or appoint auditor to Party B or replace such auditor without prior written consent of Party A;

6.1.14	not distribute any bonus, dividends or other interests without prior written consent of Party A;

6.1.15

not take any actions causing termination, bankruptcy, liquidation, dissolution or shutdown, or merge or integrate with any third party, be separated, change corporate form or be dissolved, or acquire any equities, equity or assets from any third party, unless obtained prior written consents of Party A;

6.1.16	not dispose of or dilute, directly or indirectly, its interests at any of its Affiliate without prior written consent of Party A;

6.1.17	provide any true and reliable documents and information;

6.1.18	ensure that any of its Affiliate shall comply with the undertakings set forth in Article 6.1.1 through Article 6.1.17;

6.1.19

cooperate with Party C to execute Equity Transfer Agreement with Party A or the third party designated by Party A for transferring Underlying equity, provided that Party C and/or Party B violates any provisions under Series of Cooperation Agreements, and/or execute and cause its Affiliate to execute Assets Transfer Agreement with Party A or the third party designated by Party A for transferring Underlying Assets;

6.1.20

strictly comply with this Agreement, Series of Cooperation Agreements and any other provisions under other contracts entered into by Party A and Party C and/or Party B, perform obligations under such contracts, and affect validity and enforceability by any actions or inactions;

6.1.21

cause its assigns, successors, agents and administrator to be subject to this Agreement, provided that this Agreement is applicable to Party B’s assigns, successors, agents and administrator and is irrevocable;

6.1.22

not and will procure its assigns, successors, agents and administrator (if applicable) not to litigate, appeal to arbitration or institute other legal proceedings in connection with this Agreement and Series of Cooperation Agreements, or rescind any Series of Cooperation Agreements; and

6.1.23

Party B and Party C authorize Party A or the third party designated by Party A Exclusive Option and exclusive equity custody, and have not authorized the same or similar rights to any other third party prior to the authorization of such Exclusive Eption and Equity Custody in any way (including oral commitment).

7.	Undertakings of Party C

7.1	Party C hereby undertakes that it shall:

7.1.1

not and will procure Party B not be involved in any transaction or acts that could have material impact on Party B’s assets, business, rights or business management, unless obtained prior written consents of Party A;

7.1.2	as shareholder of Party B, comply with and procure Party B to comply with the undertakings of Party B under Article 6;

7.1.3

agree that if it is distributed dividends, bonuses, residual properties or given other distributions after this Agreement is executed and before the Underlying equity are transferred to Party A, Party C shall, to the extent permitted by PRC laws and regulations, promptly and unconditionally pay such distributions with taxes withhold according to applicable laws and regulations to Party A as Service Fees that Party B shall pay to Party A under Exclusive Business Cooperation Agreement;

7.1.4

not sell, transfer, give, mortgage, or otherwise dispose of interests, option of, or similar rights to, Underlying equity, or allow security interests (unless established according to Equity Pledge Agreement made by and between Party A, Party B and Party C on the execution date of this Agreement), or approve of similar acts of Party B, unless obtained prior written consent of Party A;

7.1.5	not approve of Party B’s merging or integration with any entity, or acquiring any entity or investing in any entity, or restructuring in any form without prior written consent of Party A;

7.1.6	promptly inform Party A and Party B of any litigation, arbitration or administrative proceeding happened or to happen in respect of Underlying Equity it owns;

7.1.7

maintain its ownership to all Underlying Equity, execute all documents with prior written consents of Party A, take all actions and lodge complaints, or make a defense against all claims if necessary or appropriate;

7.1.8

not approve of, recommend or appoint any person not nominated by Party A as Director, Supervisor, Legal Representative, senior management officer of Party B and/or Affiliate of Party B, unless obtained prior written consent of Party A;

7.1.9

strictly comply with this Agreement, Series of Cooperation Agreements and any other provisions under other contracts entered into by Party A and Party C and/or Party B, perform obligations under such contracts, and affect validity and enforceability by any actions or inactions;

7.1.10

unconditionally implement statements set forth above, if it and/or Party B receives Exercise Notice from Party A during Exercise Term, including but not limited to causing Board of Shareholders or Board of Directors (if applicable) to agree to transfer of the Underlying Equity/Underlying Assets under this Agreement by voting, taking other actions, executing Equity Transfer Agreement/Assets Transfer Agreement at request of Party A for transferring all or party of the Underlying Equity/Underlying Assets to Party A or the third party designated by Party A, and cooperating with Party A to obtain all approvals and complete all registrations and other procedures in respect of such transfer;

7.1.11

hereby waive its preemption right (if any) to equity to be transferred by other shareholders of Party B to Party A or the third party designated by Party A, agree that other shareholders of Party B have the right to enter into Series of Cooperation Agreements with Party A and Party B, and warrant that it shall not act by conflicting with such agreement;

7.1.12	not take any actions that could cause termination of Party B during Exercise Term due to bankruptcy, dissolution or shutdown;

7.1.13

cause Party C’s assigns, successors, agents and administrator to be subject to this Agreement, provided that this Agreement is applicable to Party C’s assigns, successors, agents and administrator and is irrevocable;

7.1.14

not and will procure its assigns, successors, agents and administrator (if applicable) not to litigate, appeal to arbitration or institute other legal proceedings in connection with this Agreement and Series of Cooperation Agreements, or rescind any Series of Cooperation Agreements; and

7.1.15

execute Equity Transfer Agreement with Party A or the third party designated by Party A for transferring Underlying Equity as required by Party A, provided that Party C and/or Party B violates any provisions under Series of Cooperation Agreements, and/or execute and cause Party B to execute Assets Transfer Agreement with Party A or the third party designated by Party A for transferring Underlying Assets.

8.	Representation and Warranty of Party B and Party C

8.1	Party B hereby represents and warrants that:

8.1.1	it is a limited liability company duly incorporated and validly existing under the PRC laws, and has full and legitimate power and right to carry out its business and own and operate its assets;

8.1.2

it has full legal right, power and authority to enter into and execute this Agreement and the transactions contemplated hereunder and has the capacity to perform its duties and obligations hereunder. It has taken any and all necessary and appropriate legal acts required to authorize the execution of this Agreement and completion of the transaction contemplated hereunder and shall execute any and all necessary documents and take any and all acts as may be required to enable this Agreement to be performed successfully;

8.1.3	it has obtained any and all necessary approvals, permits and consents from related parties (including governmental and administrative authorities) for the execution of this Agreement;

8.1.4	each business it is carrying out and shall carrying out complies with PRC laws and regulations, it shall obtain and maintain any and all approvals and permits required to engage in its business;

8.1.5	it shall constitute legal, valid and binding obligations and shall be enforceable in accordance against Party B with provisions of this Agreement upon this Agreement takes effect;

8.1.6

the Underlying Assets do not have any mortgage, security or lien (except for the Equity Custody agreed under this Agreement and pledge under the Equity Pledge Agreement executed by Party A, Party B and Party C prior to the execution of this Agreement). Subject to this Agreement, Party A or the third party designated by Party A may, after exercising its right, obtain the good ownership of the Underlying Assets without any mortgage, security, lien or other encumbrance, or limitations in any other forms;

8.1.7	except for liabilities accrued during normal business and liabilities disclosed to and approved by Party A, Party B does not have any other outstanding liabilities;

8.1.8

it warrants that the transfer of the Underlying Assets to Party A or the third party designated by Party A under this Agreement shall not violate any PRC laws, regulations and applicable rules, permits or approvals of other governmental authorities, or cause the permits or approvals issued by the government authorities to be suspended, revoked or imposed any additional conditions, or breach the Articles of Association of Party B or any other agreements executed with any third party;

8.1.9	no litigation, arbitration or administrative proceeding shall happen in respect of Underlying Equity or Underlying Assets of Party B or Party C; and

8.1.10	it has disclosed to Party A any and all circumstances that might have material adverse effect on the performance of this Agreement.

8.2	Party C hereby represents and warrants that:

8.2.1

it is a limited liability company/limited partnership duly incorporated and validly existing under the PRC laws, and has full and legitimate power and right to carry out its business and own and operate its assets;

8.2.2

it has full legal right, power and authority to enter into and execute this Agreement and the transactions contemplated hereunder and has the ability to perform its duties and obligations hereunder. It has taken any and all necessary and appropriate legal acts required to authorize the execution of this Agreement and completion of the transaction contemplated hereunder and shall execute any and all necessary documents and take any and all acts as may be required to enable this Agreement to be performed successfully;

8.2.3	it has obtained any and all necessary approvals, permits and consents from related parties (including governmental and administrative authorities) for the execution of this Agreement;

8.2.4

it strictly complies with its obligations under Articles of Association of Party B, and shall not cause any consequences affecting its status of shareholder of Party B or affecting Party A’s exercise of exclusive option under this Agreement;

8.2.5

it warrants that the transfer of the Underlying Equity to Party A or the third party designated by Party A and execution of this Agreement by Party C under this Agreement shall not violate any laws, regulations in China and applicable rules, permits or approvals of other governmental authorities, or any other agreements executed with any third party;

8.2.6

it owns the Underlying Equity legitimately without any mortgage, charge, security, lien or other encumbrance, or limitations in any other forms at present or in the future, except the Equity Custody agreed under this Agreement and equity charge under Equity Pledge Agreement executed by Party A, Party B and Party C prior to the execution of this Agreement. Subject to this Agreement, Party A or the third party designated by Party A may, after exercising its right, obtain the good ownership of the Underlying Equity without any mortgage, security, lien or other encumbrance, or limitations in any other forms;

8.2.7

no mortgage, security, lien or other encumbrance, or limitations in any other forms shall be agreed on the Underlying Assets. Subject to this Agreement, Party A or the third party designated by Party A may, after exercising its right, obtain the good ownership of the Underlying Assets without any mortgage, security, lien or other encumbrance, or limitations in any other forms;

8.2.8	no litigation, arbitration or administrative proceeding shall happen in respect of Underlying Equity or Underlying Assets of Party B or Party C;

8.2.10	it has disclosed to Party A any and all circumstances that might have material adverse effect on the performance of this Agreement;

8.2.11	it shall constitute legal, valid and binding obligations and shall be enforceable against Party C in accordance with provisions of this Agreement, upon this Agreement takes effect; and

8.2.12

it shall not request Party B to distribute dividends or distribute profits or interests in respect of equity owned by it, or propose any resolution in relation thereto at shareholder’s meeting or vote in favor of such resolution at shareholder’s meeting; provided that Party C is distributed any dividends, interests or other incomes from Party B or for business of Party B, it shall promptly and unconditionally pay to Party A such distributions with taxes withhold as Service Fees to be paid by Party B to Party A under Exclusive Business Cooperation Agreement.

8.3	Party B and Party C represent and warrant jointly and severally that their representations and warranties are true without any concealing, fabrication, misleading or material omissions.

9.	Liability for Breach

9.1	All the following events constitute breach of this Agreement of Party B and/or Party C, if:

9.1.1	Party B and/or Party C breach any provisions of this Agreement, or make any erroneous, false and incorrect representations or warranties; or

9.1.2	Party B and/or Party C transfer, pledge or otherwise dispose of any of their rights under this Agreement without prior written consent of Party A.

9.2	In case of any violation by Party B and/or Party C or other incidents, Party A may seek remedy against such violations under laws, or:

9.2.1

request Party B and/or Party C, to the extent permitted by PRC laws, regulations and industrial policies, to promptly transfer all or party of the Underlying Equity and/or Underlying Assets at Exercise Price to Party A or the third party designated by Party A as per terms and conditions of this Agreement; or

9.2.2

request Party C to compensate for any and all direct losses, including but without limitations to fruits from the Underlying Equity and/or Underlying Assets and legal fees, travel expenses and investigations expenses for enforcing and seeking for remedies.

9.3

Party A’s waiver of violations by Party B and/or Party C shall be valid only in writing. Failure or delay to exercise any right or remedy under this Agreement shall not constitute Party A’s waiver of such right or remedy; partial exercise of any right or remedy shall not hinder exercise of other rights or remedies.

10.	Force Majeure

10.1

Force Majeure under this Agreement refers to: war, fire and acts of God including earthquake, flooding, storm and snowstorm, or other events unforeseeable upon execution of this Agreement, inevitable and beyond control upon its occurrence. However, inadequate credit, funding or financing shall not be deemed as matter beyond the reasonable control of a Party. The effected party under such “Force Majeure” seeking exemptions from liabilities for its default under this Agreement or any terms of this Agreement shall promptly inform of the other party such waiver by telegram, fax, electronic means or other means, and provide written evidence for Force Majeure within five days where specifies the actions to be taken to complete the performance.

10.2

Any of parties to this Agreement unable to or untimely to perform its all or any of obligations due to Force Majeure shall be exempted from liabilities for its default and shall resume its performance upon elimination of Force Majeure. If the performance of this Agreement has become impossible or unnecessary due to force majeure, the Parties shall through friendly negotiation agree upon a solution to such case.

11.	Change to and Rescission of Agreement

11.1	No parties to this Agreement shall make change to this Agreement without any permission, unless agreed by each party in writing.

11.2

The parties understand that this Agreement, Series of Cooperation Agreements and other relevant documents are executed for the purpose of allowing insurance broker and other related business of Party B and its Affiliate in the PRC to achieve the overseas listing through the arrangement by holding company of Party A. For the purpose mentioned above, each party shall cooperate, fully and appropriately, with the amendments to this Agreement, Series of Cooperation Agreement and/or other relevant documents required by any regulator.

11.3

During Exercise Term, Party A may, at its own discretion and at any time, rescind this Agreement unconditionally without any liabilities by giving written notice to Party B and Party C 10 days in advance.

11.4	During Exercise Term, in no case shall Party B and Party C be entitled to terminate this Agreement unilaterally.

11.5

The change to or rescission of this Agreement shall not affect the right of the parties to claim for damages. Any losses caused to any party arsing from change to or rescission of this Agreement shall be borne by the defaulting party, unless exempted from liabilities by laws.

12.	Dissolution and Liquidation

12.1

Each party agrees that a liquidation group shall be established in case of dissolution or liquidation of Party B. In such case, Party A shall have the right to exercise the rights of the members of the liquidation group on behalf of Party C and Party B and/or exercise the right to nominate, recommend or designate such members on behalf of Party C and Party B. Party B’s assets shall be used to liquidate any liabilities after any and all fees, pays, social insurance and statutory compensation for employees and due taxes are paid off. Party C hereby irrevocably commit that it shall transfer, to the extent of current laws and regulations in China, to Party A the residual assets above at RMB1 or the lowest price under PRC laws and regulations, and perform its obligations under this Agreement to help Party A to acquire such residual assets.

13.	Applicable Laws and Dispute Resolution

13.1	The execution, validity, interpretation, performance, amendment and termination hereof, and dispute resolution hereunder, this Agreement shall be governed by the PRC laws.

13.2

Any dispute, controversy or affirmation arising from or in connection with this Agreement or interpretation, violation, termination or effect of this Agreement shall be resolved through friendly negotiation of all parties. If any such dispute cannot be resolved through amiable negotiation within thirty (30) days following the giving by either Party of a request for such resolution, then either Party may submit such dispute to South China International Economic and Trade Arbitration Commission (the “Arbitration Authority”) for resolution by arbitration in accordance with the arbitration rules of the Arbitration Authority in force when a valid arbitration application is submitted. The place of arbitration shall be Shenzhen, China, and the language of the arbitration shall be Chinese. The arbitral award shall be final and binding upon the Parties. The Arbitration Authority has the right to award to compensate for losses caused to Party A due to violations by Party B and its Affiliate and/or Party C with equity and/or assets owned by Party C in Party B (including but not limited to land, premises and other assets), or to order Party B or its Affiliate to liquidate in its capacity; if necessary, the Arbitration Authority shall be entitled to, prior to final award to the dispute, order the Breaching Party to stop the breach immediately or not to cause further losses to Party A by any act, or issue injunctive relief (such as keeping operation or enforcement of equity or assets transfer) or order Party B to dissolve and/or liquidate. To the extent permitted by PRC laws, regulations and arbitration rules, the court of jurisdiction (local or district courts in China, Hong Kong, China, Cayman Islands and places where assets of each part located) is entitled to make an award of interim relief (such as preservation of property and evidence) in its capacity prior to the establishment of tribunal or where appropriate to make arbitration proceed, or to order the Breaching Party to stop the breach immediately or not to cause further losses to Party A by any act according to interlocutory award of Arbitration Authority. The Arbitration Authority is empowered to grant injunctive relief (such as order to maintain operation or forced share transfer, etc.) in accordance with their authority.

13.3	During the arbitration, each Party is obliged to continue to perform its obligations hereunder, except for the matter in dispute and under arbitration.

14.	Notices and Service

14.1

Notices or other communications issued by any party in accordance with this Agreement shall be in Chinese and may be sent to the address confirmed by a relevant party or each of the other parties by personal delivery, registered mail, postage prepaid mail, or approved courier service or fax, or the other address of or the address of other person designated by such relevant party or each of the other parties as notified in writing from time to time thereby. The delivery date of notice sent shall be: (1) if sent by hand, the date when the notice is delivered by hand; (2) if sent by letter, the tenth (10) day after the notice sent by prepaid registered mail by air (as marked by postmark), or the fourth (4) day after the notice submitted to courier service provider internationally accepted; and (3) if sent by fax, the receiving time as specified on the acknowledgement of related documents.

14.2	Each Party acknowledges that its communication information for the purpose of the notices and delivery under this Agreement is shown in Annex II to this Agreement.

15.	Miscellaneous

15.1	For other matters not mentioned herein, all parties shall negotiate and execute a written supplementary agreement, which shall have the same legal effect as this Agreement.

15.2	The terms of Confidentiality, Dispute Resolution and Liabilities for Breach shall survive upon rescission or termination of this Agreement.

15.3	Without prior written consent of Party A, Party B and/or Party C shall not assign all or part of their rights and/or obligations hereunder to a third party.

15.4	This Agreement shall be binding on successors and assigns designated by each party hereto.

15.5

If any provision of this Agreement is invalid, such invalidity shall not affect or prejudice the validity of, or invalidate, the remainder hereof, which shall continue in full force and effect. The Parties shall make their best efforts to replace such invalid or unenforceable provision with a valid and enforceable provision which comes as close as possible to such invalid or unenforceable provision in its original intention.

15.6

In addition to and without contravening the Series of Cooperation Agreements and any other provisions hereof, if as a result of enactment of or amendment to any PRC laws, regulations or rules, or change in the interpretation or application of any such laws, regulations or rules, Party A believes that it would become illegal or inconsistent with such laws, regulations or rules to maintain this Agreement valid, then Party B and Party C shall immediately take any acts and/or execute any agreements or other documents, in either case, as may be instructed in writing and reasonably requested by Party A to maintain this Agreement valid. If the authorization or exercise of Exclusive Option and/or Equity Custody under this Agreement, at any time during the term this Agreement, is unenforceable due to any reason (except violations by Party B and/or Party C), each party shall promptly make an alternative to such unenforceable provisions to ensure the performance of this Agreement.

15.7

This Agreement constitutes an entire agreement among the Parties in respect of the subject matter hereof and supersedes any and all previous letters, memos and agreements among the Parties in respect of such subject matter, whether written or oral, or express or implied. No change to this Agreement shall be binding upon the Parties, unless signed in writing by the Parties.

15.8

This Agreement is made in sixteen (16) counterparts, of which the Parties shall each hold one counterpart and the remaining counterparts shall be properly kept by Party A or submitted to competent governmental authorities for the purpose of registration or filing (if necessary).

15.9

This Agreement shall be effective as of execution by the Parties, and shall continue for Exercise Term (i.e. before Party A becomes solely shareholder of Party B by exercising its Exclusive Option under this Agreement and completing industrial and commercial change registration. Notwithstanding the contrary provisions herein, any party shall not rescind, annul or early terminate this Agreement on the grounds that this Agreement is obviously unfair or violates the arm’s length, good industrial practice or market price or any other similar reason.

[Intentionally Left Blank Below]

[Signature page of Exclusive Option and Equity Custody Agreement]

Party A: Zhixuan International Management Consulting (Shenzhen) Co., Ltd.

Signature:	/s/ Cunjun Ma
Name:	Cunjun Ma
Title:	Legal Representative

[Signature page of Exclusive Option and Equity Custody Agreement]

Party B: Shenzhen Huiye Tianze Investment Holding Co., Ltd.

Signature:	/s/ Cunjun Ma
Name:	Cunjun Ma
Title:	Legal Representative

[Signature page of Exclusive Option and Equity Custody Agreement]

Party C1: Shenzhen Huidecheng Investment Development Limited Partnership

Signature:	/s/ Cunjun Ma
Name:	Cunjun Ma
Title:	General Partner

[Signature page of Exclusive Option and Equity Custody Agreement]

Party C2: Xiamen Siyuan Investment Management Co., Ltd.

Signature:	/s/ Xuejun Xie
Name:	Xuejun Xie
Title:	Legal Representative

[Signature page of Exclusive Option and Equity Custody Agreement]

Party C3: Focus Technology Co., Ltd.

Signature:	/s/ Jinhua Shen
Name:	Jinhua Shen
Title:	Authorized Signatory

[Signature page of Exclusive Option and Equity Custody Agreement]

Party C4: Shenzhen Huideli Consulting Management Limited Partnership

Signature:	/s/ Cunjun Ma
Name:	Cunjun Ma
Title:	Authorized Signatory

[Signature page of Exclusive Option and Equity Custody Agreement]

Party C5: Jiaxing Weirong Investment Management Limited Partnership

Signature:	/s/ Jun Xiong
Name:	Jun Xiong
Title:	Authorized Signatory

[Signature page of Exclusive Option and Equity Custody Agreement]

Party C6: Shenzhen Chuang Dong Fang Changle Investment LLP

Signature:	/s/ Ke Xiao
Name:	Ke Xiao
Title:	Authorized Signatory

[Signature page of Exclusive Option and Equity Custody Agreement]

Party C7: Shenzhen Chuang Dong Fang Internet Financing Investment LLP

Signature:	/s/ Ke Xiao
Name:	Ke Xiao
Title:	Authorized Signatory

[Signature page of Exclusive Option and Equity Custody Agreement]

Party C8: Shenzhen Chuang Dong Fang Changrun Investment LLP

Signature:	/s/ Ke Xiao
Name:	Ke Xiao
Title:	Authorized Signatory

[Signature page of Exclusive Option and Equity Custody Agreement]

Party C9: Beijing Koala Kunlve Internet Industrial Investment Fund LLP

Signature:	/s/ Wenkai Tian
Name:	Wenkai Tian
Title:	Authorized Signatory

[Signature page of Exclusive Option and Equity Custody Agreement]

Party C10: Shenzhen Dachen Chuangkun Equity Investment Limited Enterprise

Signature:	/s/ Zhou Lin
Name:	Zhou Lin
Title:	Authorized Signatory

[Signature page of Exclusive Option and Equity Custody Agreement]

Party C11: Xinyu Dong Guang Yuan Investment Management Center LLP

Signature:	/s/ Angsheng Jin
Name:	Angsheng Jin
Title:	Authorized Signatory

[Signature page of Exclusive Option and Equity Custody Agreement]

Party C12: Shenzhen Chuang Dong Fang Changchen Investment LLP

Signature:	/s/ Ke Xiao
Name:	Ke Xiao
Title:	Authorized Signatory

Annex I: Shareholders of Huiye Tianze

Serial No.	Name	Contribution in Registered Capital	Shareholding Proportion

1.	Shenzhen Huidecheng Investment Development Limited Partnership	1,226.3600	27.3950%

2.	Xiamen Siyuan Investment Management Co., Ltd.	979.1254	21.8721%

3.	Focus Technology Co., Ltd.	919.6457	20.5434%

4.	Jiaxing Weirong Investment Management Limited Partnership	491.6084	10.9818%

5.	Shenzhen Dachen Chuangkun Equity Investment Limited Enterprise	237.0777	5.2959%

6.	Beijing Koala Kunlve Internet Industriral Investment Fund LLP	210.5086	4.7024%

7.	Xinyu Dong Guang Yuan Investment Management Center LLP	109.9917	2.4570%

8.	Shenzhen Chuang Dong Fang Changle Investment LLP	98.3217	2.1964%

9.	Shenzhen Chuang Dong Fang Internet Financing Investment LLP	73.7412	1.6473%

10.	Shenzhen Chuang Dong Fang Changchen Investment LLP	73.7412	1.6473%

11.	Shenzhen Chuang Dong Fang Changrun Investment LLP	49.1608	1.0982%

12.	Shenzhen Huideli Consulting Management Limited Partnership	7.3087	0.1632%

Total		4,476.5911	100%